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                                                                     EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 033-61903, 333-05795, 333-05797, 333-09257, 333-13259, 333-27927, 333-27929, 333-69717,
333-91801, and 333-53842.


/s/ Arthur Andersen LLP
Boston, Massachusetts
May 31, 2002